EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-97771, 333-56027, 33-27086, 2-90488 and
33-44624) of Donaldson Company, Inc. of our report dated June 23, 2004, relating to the financial statements of the Donaldson Company, Inc. Employees' Retirement Savings Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP


Minneapolis, Minnesota
June 23, 2004